EXHIBIT (m)(1)(b)

                                   SCHEDULE A

                      EATON VANCE SPECIAL INVESTMENT TRUST
                              CLASS A SERVICE PLAN


NAME OF FUND ADOPTING THIS PLAN                                ADOPTION DATE
-------------------------------                                -------------
Eaton Vance Balanced Fund                                      December 31, 1998
Eaton Vance Large-Cap Value Fund                               December 31, 1998
Eaton Vance Institutional Short Term Treasury Fund             December 31, 1998
Eaton Vance Special Equities Fund                              December 31, 1998
Eaton Vance Utilities Fund                                     December 31, 1998
Eaton Vance Small-Cap Growth Fund                              December 31, 1998
Eaton Vance Small-Cap Value Fund                               March 18, 2002
Eaton Vance Large-Cap Core Fund                                June 18, 2002
Eaton Vance Institutional Short Term Income Fund               October 21, 2002